                                 EXHIBIT 10.3


                               VIVRA INCORPORATED
                               ------------------

                        REVISED 1989 STOCK INCENTIVE PLAN
                        ---------------------------------

                              (Amended and Restated
                             Effective May 9, 1995)

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE 1.   INTRODUCTION   . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2.   ADMINISTRATION   . . . . . . . . . . . . . . . . . . . . . . . .  1
     2.1     The Committee  . . . . . . . . . . . . . . . . . . . . . . . . .  1
     2.2     Committee Responsibilities   . . . . . . . . . . . . . . . . . .  1

ARTICLE 3.   LIMITATION ON AWARDS   . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 4.   ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     4.1     General Rule   . . . . . . . . . . . . . . . . . . . . . . . . .  2
     4.2     Non-Employee Directors   . . . . . . . . . . . . . . . . . . . .  2
     4.3     Ten-Percent Stockholders   . . . . . . . . . . . . . . . . . . .  3
     4.4     Attribution Rules  . . . . . . . . . . . . . . . . . . . . . . .  4
     4.5     Outstanding Stock  . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 5.   OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     5.1     Stock Option Agreement   . . . . . . . . . . . . . . . . . . . .  4
     5.2     Options Nontransferable  . . . . . . . . . . . . . . . . . . . .  4
     5.3     Number of Shares   . . . . . . . . . . . . . . . . . . . . . . .  4
     5.4     Exercise Price   . . . . . . . . . . . . . . . . . . . . . . . .  5
     5.5     Exercisability and Term  . . . . . . . . . . . . . . . . . . . .  5
     5.6     Effect of Change in Control  . . . . . . . . . . . . . . . . . .  5
     5.7     Modification, Extension and Renewal of Options   . . . . . . . .  5
     5.8     Restrictions on Transfer of Common Shares  . . . . . . . . . . .  6

ARTICLE 6.   PAYMENT FOR OPTION SHARES  . . . . . . . . . . . . . . . . . . .  6
     6.1     General Rule   . . . . . . . . . . . . . . . . . . . . . . . . .  6
     6.2     Surrender of Stock   . . . . . . . . . . . . . . . . . . . . . .  6
     6.3     Exercise/Sale  . . . . . . . . . . . . . . . . . . . . . . . . .  6
     6.4     Exercise/Pledge  . . . . . . . . . . . . . . . . . . . . . . . .  6
     6.5     Other Forms of Payment   . . . . . . . . . . . . . . . . . . . .  7

ARTICLE 7.   STOCK APPRECIATION RIGHTS  . . . . . . . . . . . . . . . . . . .  7
     7.1     Grant of SARs  . . . . . . . . . . . . . . . . . . . . . . . . .  7
     7.2     Manner of Exercise of SARs   . . . . . . . . . . . . . . . . . .  7
     7.3     Special Holding Period   . . . . . . . . . . . . . . . . . . . .  7
     7.4     Special Exercise Window  . . . . . . . . . . . . . . . . . . . .  7
     7.5     Limited SARs   . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE 8.   RESTRICTED SHARES AND STOCK UNITS  . . . . . . . . . . . . . . .  8
     8.1     Time, Amount and Form of Awards  . . . . . . . . . . . . . . . .  8
     8.2     Payment for Awards   . . . . . . . . . . . . . . . . . . . . . .  8
     8.3     Vesting Conditions   . . . . . . . . . . . . . . . . . . . . . .  8
     8.4     Form of Settlement of Stock Units  . . . . . . . . . . . . . . .  8
     8.5     Time of Settlement of Stock Units  . . . . . . . . . . . . . . .  9
     8.6     Death of Recipient   . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE 9.   VOTING RIGHTS AND DIVIDENDS OR DIVIDEND EQUIVALENTS  . . . . . .  9

                                                                            Page
9.1  Restricted Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     9.2     Stock Units  . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE 10.  PROTECTION AGAINST DILUTION  . . . . . . . . . . . . . . . . .   10
     10.1    General  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     10.2    Reorganizations  . . . . . . . . . . . . . . . . . . . . . . .   10
     10.3    Reservation of Rights  . . . . . . . . . . . . . . . . . . . .   10

ARTICLE 11.  LIMITATION OF RIGHTS   . . . . . . . . . . . . . . . . . . . .   10
     11.1    Employment Rights  . . . . . . . . . . . . . . . . . . . . . .   10
     11.2    Stockholders' Rights   . . . . . . . . . . . . . . . . . . . .   11
     11.3    Creditors' Rights  . . . . . . . . . . . . . . . . . . . . . .   11
     11.4    Government Regulations   . . . . . . . . . . . . . . . . . . .   11

ARTICLE 12.  LIMITATION ON PAYMENTS   . . . . . . . . . . . . . . . . . . .   11
     12.1    Basic Rule   . . . . . . . . . . . . . . . . . . . . . . . . .   11
     12.2    Reduction of Payments  . . . . . . . . . . . . . . . . . . . .   12
     12.3    Overpayments and Underpayments   . . . . . . . . . . . . . . .   12
     12.4    Related Corporations   . . . . . . . . . . . . . . . . . . . .   13

ARTICLE 13.  WITHHOLDING TAXES  . . . . . . . . . . . . . . . . . . . . . .   13
     13.1    General  . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
     13.2    Nonstatutory Options, Restricted Shares or Stock Units   . . .   13

ARTICLE 14.  ASSIGNMENT OR TRANSFER OF AWARD  . . . . . . . . . . . . . . .   13

ARTICLE 15.  FUTURE OF THE PLAN   . . . . . . . . . . . . . . . . . . . . .   14
     15.1    Term of the Plan   . . . . . . . . . . . . . . . . . . . . . .   14
     15.2    Amendment or Termination   . . . . . . . . . . . . . . . . . .   14
     15.3    Effect of Amendment or Termination   . . . . . . . . . . . . .   14

ARTICLE 16.  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   14
     16.1    Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     16.2    Award Year   . . . . . . . . . . . . . . . . . . . . . . . . .   14
     16.3    Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     16.4    Change in Control  . . . . . . . . . . . . . . . . . . . . . .   14
     16.5    Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     16.6    Committee  . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     16.7    Common Share   . . . . . . . . . . . . . . . . . . . . . . . .   15
     16.8    Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     16.9    Exchange Act   . . . . . . . . . . . . . . . . . . . . . . . .   15
     16.10   Exercise Price   . . . . . . . . . . . . . . . . . . . . . . .   15
     16.11   Fair Market Value  . . . . . . . . . . . . . . . . . . . . . .   15
     16.12   ISO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     16.13   Key Employee   . . . . . . . . . . . . . . . . . . . . . . . .   16
     16.14   Non-Employee Director  . . . . . . . . . . . . . . . . . . . .   16
     16.15   NSO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     16.16   Option   . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     16.17   Optionee   . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     16.18   Participant  . . . . . . . . . . . . . . . . . . . . . . . . .   16
     16.19   Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

                                                                            Page
     16.20   Restricted Share   . . . . . . . . . . . . . . . . . . . . . .   16
     16.21   SAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     16.22   Stock Award Agreement  . . . . . . . . . . . . . . . . . . . .   16
     16.23   Stock Option Agreement   . . . . . . . . . . . . . . . . . . .   17
     16.24   Stock Unit   . . . . . . . . . . . . . . . . . . . . . . . . .   17
     16.25   Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . .   17

ARTICLE 17.  EXECUTION  . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                               VIVRA INCORPORATED
                               ------------------

                        REVISED 1989 STOCK INCENTIVE PLAN
                        ---------------------------------

                         (Amended and Restated Effective
                                  May 9, 1995)


ARTICLE 1.  INTRODUCTION.
---------   ------------

         The Plan was adopted by the Board and approved by the Company's sole stockholder, Community Psychiatric Centers, on June 22, 1989. The purpose of the Plan is to promote the long-term success of the Company and the creation of incremental stockholder value by (a) encouraging Non-Employee Directors and Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Non-Employee Directors and Key Employees with exceptional qualifications and (c) linking Non-Employee Directors and Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, stock appreciation rights or Options, which may constitute incentive stock options or nonstatutory stock options. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         This amended and restated Plan (a) increases the Common Shares subject to Awards by 700,000 shares, (b) changes the provisions for the grant of NSOs and SARs to Non-Employee Directors, (c) permits consultants to receive Awards,
(d) adds an individual grant limitation required by Code section 162(m) for the option income for certain individuals to be tax deductible by the Company, and
(e) makes certain additional changes.

ARTICLE 2.  ADMINISTRATION.
---------   --------------

         2.1  The Committee.  The Plan shall be administered by the Committee
              -------------
appointed by the Board. The Committee shall have membership composition which enables the Plan to qualify under Rule 16b-3 with regard to the grant of Awards to persons who are subject to section 16 of the Exchange Act. A member of the Committee shall not be eligible to receive any Award under the Plan, other than Options granted under Section 4.2.

         2.2  Committee Responsibilities.  The Committee shall select the Key
              --------------------------
Employees who are to receive Awards under the Plan, determine in its sole discretion the amount, price, vesting requirements, terms and other conditions of such Awards, interpret the Plan, and make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The

Committee's determinations under the Plan shall be final and binding on all persons.

ARTICLE 3.  LIMITATION ON AWARDS.
---------   --------------------

         The aggregate number of Common Shares subject to Restricted Shares, Stock Units and Options awarded under the Plan shall not exceed 4,253,591. If any Restricted Shares are forfeited before dividends have been paid, if any Options or Stock Units are forfeited or if any Options or Stock Units terminate for any other reason before being exercised, then such Restricted Shares, Stock Units or Options shall again become available for Awards under the Plan. Also, if Options are surrendered upon the exercise of related SARs, then such Options shall be restored to the pool available for Awards. Any dividend equivalents distributed in the form of shares of Common Stock under the Plan shall be applied against the number of shares of Common Stock available for Awards. The limitation of this Article 3 shall be subject to adjustment pursuant to Article
10. Any Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.

ARTICLE 4.  ELIGIBILITY.
---------   -----------

         4.1  General Rule.  Except as provided in Section 4.2, only Key
              ------------
Employees shall be eligible for designation as Participants by the Committee.

         4.2  Non-Employee Directors.  Non-Employee Directors shall be entitled
              ----------------------
to receive the NSOs and SARs described in this Section 4.2.

         (a) Each Non-Employee Director shall receive an NSO covering 3,375 Common Shares for each Award Year with respect to which he or she serves as a Non-Employee Director on the grant date described in subsection
    (c) below;

         (b) Following the Effective Date: the chairperson and other members of the Board's Audit Committee shall respectively receive 1,000 and 500 NSOs on the date of such Committee's annual committee meeting held during each Award Year and 500 NSOs each for each additional committee meeting held during each Award Year; the chairperson and other members of the Board's Compensation Committee shall respectively receive 2,000 and 500 NSOs on the date of such Committee's annual committee meeting held during each Award Year and 500 NSOs each for each additional committee meeting held during each Award Year; the chairperson and other members of the Board's Compliance Committee shall respectively receive 2,000 and 500 NSOs on the date of such Committee's annual committee meeting held during each Award Year, and grants of Restricted Shares with a

    Fair Market Value on the date of the meeting of $1,500 and $1,000, respectively, for each additional meeting of the Committee held during an Award Year; the chairperson and other members of the Board's Governance Committee shall respectively receive 2,000 and 1,000 NSOs on the date of such Committee's annual committee meeting held during each Award Year, and grants of Restricted Shares with a Fair Market Value on the date of the meeting of $2,000 and $1,500, respectively, for each additional meeting of the Committee held during an Award Year; and the chairperson and other members of the Board's Clinical Quality Committee shall respectively receive 2,000 and 500 NSOs on the date of such Committee's annual committee meeting held during each Award Year, and grants of Restricted Shares with a Fair Market Value on the date of the meeting of $1,000 and $500, respectively, for each additional meeting of the Committee held during an Award Year. The number of Restricted Shares shall be rounded down to the next number of whole shares;

         (c) The NSO for a particular Award Year shall be granted to each Non-Employee Director as of December 1 each year and on the date of each meeting for NSOs granted on each meeting date;

         (d) Each NSO shall be exercisable in full at all times during its term; Restricted Shares shall not vest until 6 months after the date of grant;

         (e) The term of each NSO shall be 10 years; provided, however, that any unexercised NSO shall expire thirty days after the date that the Optionee ceases to be a Non-Employee Director or a Key Employee for any reason other than death or disability. If an Optionee ceases to be a Non-Employee Director or a Key Employee on account of death or disability, any unexercised NSO shall expire on the earlier of the date 10 years after the date of grant or one year after the date of death or disability of such Director.

         (f) The Exercise Price under each NSO shall be equal to the Fair Market Value on the date of grant and shall be payable in accordance with Section 6; and

         (g) Each NSO other than those specified in subsection (b) shall include a related limited SAR, which shall be exercisable only in the event of a Change in Control. The SAR shall be exercisable in accordance with the provisions of Section 7.

         4.3  Ten-Percent Stockholders.  A Key Employee who owns more than 10
              ------------------------
percent of the total combined voting power of all classes of outstanding stock of the Company or any of its

Subsidiaries shall not be eligible for the grant of an ISO unless (a) the Exercise Price under such ISO is at least 110 percent of the Fair Market Value of a Common Share on the date of grant and (b) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

         4.4  Attribution Rules.  For purposes of Section 4.3, in determining
              -----------------
stock ownership, a Key Employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned propor-tionately by or for its stockholders, partners or beneficiaries. Stock with respect to which the Key Employee holds an option shall not be counted.

         4.5  Outstanding Stock.  For purposes of Section 4.3, "outstanding
              -----------------
stock" shall include all stock actually issued and outstanding immediately after the grant of the ISO to the Key Employee. "Outstanding stock" shall not include treasury shares or shares authorized for issuance under outstanding options held by the Key Employee or by any other person.

ARTICLE 5.  OPTIONS.
---------   -------

         5.1  Stock Option Agreement.  Each grant of an Option under the Plan
              ----------------------
shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Committee may designate all or any part of an Option as an ISO, except for Options granted to Non-Employee Directors under Section 4.2.

         5.2  Options Nontransferable.  Unless the Stock Option Agreement
              -----------------------
provides otherwise, no Option granted under the Plan shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Unless the Stock Option Agreement provides otherwise, an Option may be exercised during the lifetime of the Optionee only by him or her. Unless the Stock Option Agreement provides otherwise, no Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         5.3  Number of Shares.  Each Stock Option Agreement shall specify the
              ----------------
number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO. No Key Employee who is an Optionee shall be granted Options covering more than 250,000 Common Shares during any Award Year.

         5.4  Exercise Price.  Each Stock Option Agreement shall specify the
              --------------
Exercise Price. The Exercise Price under an ISO shall not be less than 100 percent of the Fair Market Value of a Common Share on the date of grant, except as otherwise provided in Section 4.3. The Exercise Price under an NSO shall not be less than 50 percent of the Fair Market Value on the date of grant of the Common Shares subject to such NSO, except as otherwise provided in Section 4.2. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee. The Exercise Price shall be payable in accordance with Article 6.

         5.5  Exercisability and Term.  Each Stock Option Agreement shall
              -----------------------
specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. The term of an ISO shall in no event exceed 10 years from the date of grant, and Section 4.3 may require a shorter term. Subject to Sections 7.3 and
7.4 and the preceding sentence, the Committee shall determine when all or any part of an Option (and any SARs included therein) is to become exercisable and when such Option is to expire. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's employment or service. Except as provided in Section 4.2, NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.

         5.6  Effect of Change in Control.  The Committee (at its sole
              ---------------------------
discretion) may determine, at the time of granting an Option or thereafter, that such Option (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Options. The Committee (at its sole discretion) may determine, at the time of granting an Option, that any SARs included therein shall become exercisable as to the Common Shares subject to the related Option only in the event that a Change in Control occurs with respect to the Company.

         5.7  Modification, Extension and Renewal of Options.  Within the
              ----------------------------------------------
limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modifi cation of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option.

         5.8  Restrictions on Transfer of Common Shares.  Any Common Shares
              -----------------------------------------
issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Common Shares.

ARTICLE 6.  PAYMENT FOR OPTION SHARES.
---------   -------------------------

         6.1  General Rule.  The entire Exercise Price of Common Shares issued
              ------------
upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

         (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee may specify in the Stock Option Agreement that payment may be made pursuant to Section 6.2, 6.3,
    6.4 or 6.5.

         (b)  In the case of an NSO, other than an NSO granted pursuant to
    Section 4.2, the Committee may at any time accept payment pursuant to
    Section 6.2, 6.3, 6.4 or 6.5.

    6.2  Surrender of Stock.  To the extent that this Section 6.2 is
         ------------------
applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have been owned by the Optionee for more than six months (or such lesser time period as may be adopted by the Committee) and which are surrendered to the Company. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. In the event that the Common Shares being surrendered are Restricted Shares that have not yet become vested, the same restrictions shall be imposed upon the new Common Shares being purchased.

         6.3  Exercise/Sale.  To the extent this Section 6.3 is applicable,
              -------------
payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         6.4  Exercise/Pledge.  To the extent that this Section 6.4 is
              ---------------
applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

         6.5  Other Forms of Payment.  To the extent that this Section 6.5 is
              ----------------------
applicable, payment may be made in any other form approved by the Committee, consistent with applicable laws, regulations and rules.

ARTICLE 7.  STOCK APPRECIATION RIGHTS.
---------   -------------------------

         7.1  Grant of SARs.  Each Option granted under the Plan may, at the
              -------------
discretion of the Committee, include an SAR. No Key Employee shall be granted SARs covering more than 250,000 Common Shares during any Award Year. Such SAR shall entitle the Optionee (or any person having the right to exercise the Option after his or her death) to surrender to the Company, unexercised, all or any part of that portion of the Option which then is exercisable and to receive from the Company a cash payment which is equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the surrendered portion of the Option exceeds the Exercise Price. In no event shall any SAR be exercised if such Fair Market Value does not exceed the Exercise Price. The discretion of the Committee to include an SAR in an ISO may be exercised only at the time of the grant of such ISO. The discretion of the Committee to include an SAR in an NSO may be exercised at the time of the grant of such NSO or at any subsequent time, but not later than six months before the expiration of such NSO. If an SAR is exercised, the number of Common Shares remaining subject to the related Option shall be reduced accordingly, and vice versa.

         7.2  Manner of Exercise of SARs.  An SAR may be exercised by written
              --------------------------
notice to the Company. Subject to Sections 7.3 and 7.4, it may be exercised to the extent, and only to the extent, that the Option in which it is included is exercisable. If, on the date when an Option expires, the Exercise Price under such Option is less than the Fair Market Value on such date but any portion of such Option has not been exercised or surrendered, then any SAR included in such Option shall automatically be deemed to be exercised as of such date with respect to such portion.

         7.3  Special Holding Period.  To the extent required by section 16 of
              ----------------------
the Exchange Act or any rule thereunder, an SAR shall not be exercised unless both it and the related Option have been outstanding for more than six months. If the Stock Option Agreement so provides, this Section 7.3 shall not apply in the event of the Optionee's death or disability.

         7.4  Special Exercise Window.  To the extent required by section 16 of
              -----------------------
the Exchange Act or any rule thereunder, an SAR may only be exercised during a period which (a) begins on the third business day following a date when the Company's quarterly summary statement of sales and earnings is released to the public and (b) ends on the 12th business day following such date. This Section 7.4 shall not apply if the exercise occurs automatically on the date when the related Option expires, and the Committee may determine that it shall not apply to limited SARs granted under Section 7.5.

         7.5  Limited SARs.  An Option granted under the Plan may, at the
              ------------
discretion of the Committee, provide that it will be exercisable as an SAR only in the event of a Change in Control.

ARTICLE 8.  RESTRICTED SHARES AND STOCK UNITS.
---------   ---------------------------------

         8.1  Time, Amount and Form of Awards.  The Committee may grant
              -------------------------------
Restricted Shares or Stock Units with respect to an Award Year during such Award Year or at any time thereafter. The amount of each Award of Restricted Shares or Stock Units shall be determined by the Committee. Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both, as the Committee shall determine at its sole discretion at the time of the grant. Restricted Shares or Stock Units may also be awarded in combination with NSOs, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related NSOs are exercised.

         8.2  Payment for Awards.  To the extent that an Award is granted in the
              ------------------
form of Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of Award recipients.

         8.3  Vesting Conditions.  Each Award of Restricted Shares or Stock
              ------------------
Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. The Committee shall select the vesting conditions, which may be based upon the Participant's service, the Participant's performance, the Company's performance or such other criteria as the Committee may adopt. A Stock Award Agreement may also provide for accel-erated vesting in the event of the Participant's death, disability or retirement. The Committee (at its sole discretion) may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

         8.4  Form of Settlement of Stock Units.  Settlement of vested Stock
              ---------------------------------
Units may be made in the form of cash, in the form of Common Shares, or in any combination of both, as the Committee shall determine at or before the time when distribution commences. The Committee may designate a method of converting Stock Units into cash, including (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

         8.5  Time of Settlement of Stock Units.  Vested Stock Units may be
              ---------------------------------
settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The Com-mittee shall determine when all or any part of an Award of Stock Units is to be distributed, and it may modify its original determination with respect to the time of distribution at any time before settlement of the Stock Units is completed. The Committee may also permit Participants to request a deferral of any distribution under this Section 8.5. In the case of any deferred distri-bution, the Committee may increase the amount of such distribution by an interest factor or by dividend equivalents, as it deems appropriate.

         8.6  Death of Recipient.  Any Stock Units Award which becomes payable
              ------------------
after the recipient's death shall be delivered or distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award which becomes payable after the recipient's death shall be delivered or distributed to the recipient's estate. The Committee, at its sole discretion, shall determine the form and time of any distribution(s) to a recipient's beneficiary or estate.

ARTICLE 9.  VOTING RIGHTS AND DIVIDENDS OR DIVIDEND EQUIVALENTS.
---------   ---------------------------------------------------

         9.1  Restricted Shares.  The holders of Restricted Shares awarded under
              -----------------
the Plan shall have the same voting, dividend and other rights as the Company's other stockholders.

         9.2  Stock Units.  The holders of Stock Units shall have no voting
              -----------
rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan shall carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. The Committee shall determine at what time(s) any dividend equivalents are to be distributed. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid on or about the date when dividends on Common Shares are paid shall be subject to the same conditions and restrictions (including, without limitation, any forfeiture conditions) as the Stock Units to which they attach. The Committee, at its sole discretion, shall make all determinations relating to dividend equivalents.

ARTICLE 10.  PROTECTION AGAINST DILUTION.
----------   ---------------------------

         10.1  General.  In the event of a subdivision of the outstanding Common
               -------
Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (a) the number of Options, Restricted Shares and Stock Units available for future Awards under Articles 3 and 4, (b) the number of Stock Units included in any prior Award which has not yet been settled, (c) the number of Common Shares covered by each outstanding Option or (d) the Exercise Price under each outstanding Option.

         10.2  Reorganizations.  In the event that the Company is a party to a
               ---------------
merger or other reorganization, outstanding Options, Restricted Shares and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for settlement in cash.

         10.3  Reservation of Rights.  Except as provided in this Article 10, a
               ---------------------
Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Common Shares subject to an Option. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

ARTICLE 11.  LIMITATION OF RIGHTS.
----------   --------------------

         11.1  Employment Rights.  Neither the Plan nor any Award granted under
               -----------------
the Plan shall be deemed to give any
individual a right to remain employed by the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the employment of any employee at any time, and for any reason, subject only to a written employment agreement (if any).

         11.2  Stockholders' Rights.  A Participant shall have no dividend
               --------------------
rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9 and 10.

         11.3  Creditors' Rights.  A holder of Stock Units shall have no rights
               -----------------
other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

         11.4  Government Regulations.  Any other provision of the Plan
               ----------------------
notwithstanding, the obligations of the Company with respect to Common Shares to be issued pursuant to the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award until such time as:

         (a) Any legal requirements or regulations have been met relating to the issuance of such Common Shares or to their registration, qualification or exemption from registration or qualification under the Securities Act of 1933, as amended, or any applicable state securities laws; and

         (b) Satisfactory assurances have been received that such Common Shares, when issued, will be duly listed on the New York Stock Exchange or any other securities exchange on which Common Shares are then listed.

ARTICLE 12.  LIMITATION ON PAYMENTS.
----------   ----------------------

         12.1  Basic Rule.  Any provision of the Plan to the contrary
               ----------
notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company to or for the benefit of a Participant, whether paid or payable (or transferred or transferable) pursuant to the terms of this Plan or otherwise (a "Payment"), would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section

280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided, however, that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this Article 12. For purposes of this Article 12, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

         12.2  Reduction of Payments.  If the Auditors determine that any
               ---------------------
Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 12, present value shall be determined in accordance with section 280G(d)(4) of the Code.
All determinations made by the Auditors under this Article 12 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

         12.3  Overpayments and Underpayments.  As a result of uncertainty in
               ------------------------------
the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

         12.4  Related Corporations.  For purposes of this Article 12, the term
               --------------------
"Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 13.  WITHHOLDING TAXES.
----------   -----------------

         13.1  General.  To the extent required by applicable federal, state,
               -------
local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company shall not be required to make such payment or distri-bution until such obligations are satisfied.

         13.2  Nonstatutory Options, Restricted Shares or Stock Units.  The
               ------------------------------------------------------
Committee may permit an Optionee who exercises NSOs, or who receives Awards of Restricted Shares or Stock Units, to satisfy all or part of his or her withhold-ing tax obligations by delivering Common Shares or by having the Company withhold a portion of the Common Shares that otherwise would be issued to him or her under such Awards. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes by delivering or surrendering Common Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

ARTICLE 14.  ASSIGNMENT OR TRANSFER OF AWARD.
----------   -------------------------------

         Except to the extent the Award agreement provides otherwise, any Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this
Article 14 shall be void. However, this Article 14 shall not preclude (i) a Participant from designating a beneficiary who will receive any undistributed Awards in the event of the Participant's death, or (ii) a transfer by will or by the laws of descent and distribution.

ARTICLE 15.  FUTURE OF THE PLAN.
----------   ------------------

         15.1  Term of the Plan.  This amended and restated Plan shall become
               ----------------
effective on May 9, 1995 subject to shareholder approval of the Plan at the annual meeting of stockholders held on that date. If approved, the Plan shall remain in effect until it is terminated under Section 15.2, except that no ISOs shall be granted after June 21, 1999.

         15.2  Amendment or Termination.  The Board may, at any time and for any
               ------------------------
reason, amend or terminate the Plan. However, any amendment of the Plan shall be subject to the approval of the Company's stockholders to the extent required by applicable laws, regulations or rules. The provisions of Section 4.2 relating to Non-Employee Directors may not be amended more than once every six months, except to comply with changes to the Code or ERISA.

         15.3  Effect of Amendment or Termination.  No Awards shall be made
               ----------------------------------
under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option, Restricted Share or Stock Unit previously granted under the Plan.

ARTICLE 16.  DEFINITIONS.
----------   -----------

         16.1  "Award" means any award of an Option (with or without a related
                -----
SAR), a Restricted Share or a Stock Unit under the Plan.

         16.2  "Award Year" means a fiscal year beginning December 1 and ending
                ----------
November 30 with respect to which an Award may be granted.

         16.3  "Board" means the Company's Board of Directors, as constituted
                -----
from time to time.

         16.4  "Change in Control" means the occurrence of any of the following
                -----------------
events:

         (a) A change in control required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act;

         (b) A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company 24 months prior to such change or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

         (c) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); provided, however, that any change in the relative beneficial ownership of securities of any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

         16.5  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

         16.6  "Committee" means the Committee of the Board that is authorized
                ---------
to administer the Plan, as constituted from time to time.

         16.7  "Common Share" means one share of the common stock of the
                ------------
Company.

         16.8  "Company" means Vivra Incorporated, a Delaware corporation.
                -------

         16.9  "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

         16.10  "Exercise Price" means the amount for which one Common Share may
                 --------------
be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

         16.11  "Fair Market Value" means the market price of a Common Share,
                 -----------------
determined by the Committee as follows:

         (a) If the Common Share was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transactions report for such date;

         (b) If the Common Share was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq National Market system for such date;

        (c) If the Common Share was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq National
    Market system for such date; and

         (d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         16.12  "ISO" means an incentive stock option described in section
                 ---
422(b) of the Code.

         16.13  "Key Employee" means a key common-law employee of or consultant
                 ------------
to the Company or any Subsidiary, as determined by the Committee. A consultant may also include a Non-Employee Director who is not serving on the Committee.

         16.14  "Non-Employee Director" means a member of the Board who is not a
                 ---------------------
common-law employee.

         16.15  "NSO" means an employee stock option not described in sections
                 ---
422 through 424 of the Code.

         16.16  "Option" means an ISO or NSO granted under the Plan and
                 ------
entitling the holder to purchase one Common Share. The term "Option" includes a Substitute Option.

         16.17  "Optionee" means an individual or his or her estate that holds
                 --------
an Option.

         16.18  "Participant" means a Non-Employee Director or Key Employee who
                 -----------
has received an Award.

         16.19  "Plan" means this Vivra Incorporated Revised 1989 Stock
                 ----
Incentive Plan, as it may be amended from time to time.

         16.20  "Restricted Share" means a Common Share awarded to a Participant
                 ----------------
under the Plan.

         16.21  "SAR" means a stock appreciation right granted under the Plan as
                 ---
part of an Option or as a subsequent addition to an Option.

         16.22  "Stock Award Agreement" means the agreement between the Company
                 ---------------------
and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions and restrictions pertaining to such Restricted Share or Stock Unit.

         16.23  "Stock Option Agreement" means the agreement between the Company
                 ----------------------
and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

         16.24  "Stock Unit" means a bookkeeping entry representing the
                 ----------
equivalent of one Common Share and awarded to a Participant under the Plan.

         16.25  "Subsidiary" means any corporation, if the Company and/or one or
                 ----------
more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corpo-ration that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 17.  EXECUTION.
----------   ---------

         To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute the Plan in its name and on its behalf as of February ___, 1995.

                                  VIVRA INCORPORATED



                                  By
                                     -------------------------------------------

                                  Its
                                      ----------------------------------------